                                                                     EXHIBIT 2.8

                                                             [Execution Version]
                               SECURITY AGREEMENT
                               ------------------

     This Security Agreement ("Agreement"), dated April 19, 2002, is by Mooney Airplane Company, Inc., a Delaware corporation ("Debtor"), in favor of Congress Financial Corporation (Southwest), a Texas corporation ("Secured Party").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Secured Party previously entered into certain financing arrangements with Mooney Aircraft Corporation ("Mooney Aircraft") pursuant to which Secured Party made loans and advances and provided other financial accommodations to Mooney Aircraft as set forth in the Loan and Security Agreement, dated May 15, 1995, between Secured Party and Mooney Aircraft, as amended (the "Loan Agreement") and the Financing Agreements (as defined in the Loan Agreement);

     WHEREAS, Secured Party and Advanced Aerodynamics & Structures, Inc. ("AASI") entered into the Assignment and Assumption Agreement, dated January 29, 2002, between Secured Party and AASI (the "Assignment and Assumption Agreement"), as amended by Amendment No. 1 to Assignment Agreements, dated April 9, 2002, between AASI and Secured Party and Amendment No. 2 to Assignment Agreements, dated of even date herewith, among AASI, Debtor and Secured Party pursuant to which Secured Party, among other things, assigned and transferred to AASI all of the Financing Agreements and the Assigned Rights (as defined in the Assignment and Assumption Agreement), and AASI purchased and accepted all of the Assigned Rights; and

     WHEREAS, AASI agreed to pay to Secured Party a portion of the purchase price for such assignment and transfer pursuant to the AASI Secured Notes, which notes are secured by a lien granted by AASI in favor of Secured Party in all of the Assigned Rights pursuant to the Collateral Assignment of Debt and Security Agreements, dated January 29, 2002, between AASI and Secured Party (the "Collateral Assignment of Secured Debt"); and

     WHEREAS, AASI and Debtor are about to enter into certain transactions pursuant to which AASI will credit bid a portion of the Proof of Claim (as defined in the Assignment and Assumption Agreement) in the Chapter 11 Case (as defined in the Assignment and Assumption Agreement) in the amount of $8,000,000 as partial consideration of the purchase by AASI through Debtor of substantially all of the assets and properties of Mooney Aircraft, including, without limitation, the FAA Type Certificate Collateral;

     WHEREAS, AASI and Debtor have agreed to amend the Assignment Agreements to include Debtor as a party obligated to Secured Party under the Assignment Agreements for the payment and performance of the Deferred Purchase Price Obligations (as hereinafter defined) and to provide for the grant by Debtor in favor of Secured Party of a security interest in and lien on the FAA Type Certificate Collateral to secure the Deferred Purchase Price Obligations as set forth herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS
     -----------

     For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

1.1  "AASI Secured Notes" shall mean, collectively (as the same now exist or may
      ------------------
hereafter be amended, modified, supplemented, extended, renewed, restated or replaced), the following: the Amended and Restated Secured Tranche A Promissory Note, dated of even date herewith, made by Debtor payable to the order of Secured Party in the original principal amount of $500,000, the Amended and Restated Secured Tranche B Promissory Note, dated of even date herewith, made by Debtor payable to the order of Secured Party in the original principal amount of $2,500,000, the Second Amended and Restated Secured Tranche C Promissory Note, dated of even date herewith, made by Debtor payable to the order of Secured Party in the original principal amount of $1,500,000, and the Amended and Restated Limited Recourse Secured Tranche D Promissory Note, dated of even date herewith, made by Debtor payable to the order of the Secured Party in the original principal amount of $5,714,408.71; each sometimes being referred to herein individually as an "AASI Secured Note".

1.2  "Aircraft" shall mean all now owned or hereafter acquired aircraft of
      --------
Debtor manufactured, owned or operated pursuant to the FAA Certificates and shall include, without limitation, all existing and future airframes, engines, propellers, parts and other goods attached to, incorporated in, affixed to or used in connection with such aircraft.

1.3  "Airworthiness Certificate" shall mean, as to any Aircraft, an
      -------------------------
Airworthiness Certificate with respect to such Aircraft issued by the FAA pursuant to the Federal Aviation Act Laws.

1.4  "Assignment Agreements" shall mean, collectively, the following (as the
      ---------------------
same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): the Assignment and Assumption Agreement, the Transfer Notice (as defined in the Assignment and Assumption Agreement), the Collateral Assignment of Secured Debt, the AASI Secured Notes and the other AASI Security Agreements, this Agreement, and all other agreements, documents and instruments executed or delivered in connection with any of the foregoing.

1.5  "Collateral Access Agreement" shall mean an agreement in writing, in form
      ---------------------------
and substance satisfactory to Secured Party, from any lessor of premises to Debtor, or any other person to whom any FAA Type Certificate Collateral is consigned or who has custody, control or possession of any such FAA Type Certificate Collateral or is otherwise the owner or operator of any premises on which any of such FAA Type Certificate Collateral is located, pursuant to which such lessor or other person, among other things, acknowledges the first priority security interest of Secured Party in such FAA Type Certificate Collateral, agrees to waive any and all claims such lessor or other person may, at any time, have against such FAA Type Certificate Collateral, whether for processing, storage or otherwise, and agrees to permit Secured Party access to, and the right to remain on, the premises of such lessor or other person so as to exercise Secured Party's rights and remedies and otherwise deal with such FAA Type Certificate Collateral.

1.6  "Dealer's Aircraft Registration Certificate" shall mean the Dealer's
      ------------------------------------------
Aircraft Registration Certificate issued by the FAA to Debtor pursuant to the Federal Aviation Act Laws, as the same now exists or may hereafter be amended, supplemented, renewed, extended, reissued or replaced.

1.7  "Deferred Purchase Price Obligations" shall mean all obligations,
      -----------------------------------
liabilities and indebtedness of every kind, nature and description owing by Debtor to Secured Party or its affiliates, including, without limitation, principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under, evidenced by or related to any of the AASI Secured Notes, this Agreement, the Assignment Agreements or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Debtor under the Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Secured Party.

1.8  "Environmental Laws" shall mean all foreign, Federal, State and local laws
      ------------------
(including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Debtor and any governmental authority, relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, applicable state counterparts to such laws, and any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

1.9  "Equipment" shall mean all now owned and hereafter acquired equipment of
     ---------
Debtor, wherever located, including machinery, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, vehicles, tools, Proprietary Tooling, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located

1.10 "Event of Default" shall have the meaning set forth in Section 5.1 hereof.
      ----------------

1.11 "FAA" shall mean the Federal Aviation Administration of the United States
      ---
Department of Transportation, and any successor or replacement administration, governmental agency or other entity having the same or similar authority and responsibilities.

1.12 "FAA Certificates" shall mean, collectively, all certificates required by
      ----------------
the FAA and the Federal Aviation Act Laws for the manufacture, design, production, maintenance and/or use of Aircraft by Debtor, including, without limitation, each FAA Type Certificate, Production Certificate, Airworthiness Certificate and Dealer's Aircraft Registration Certificate, as the same now exist or may hereafter be amended, supplemented, renewed, extended, reissued or replaced.

1.13 "FAA Type Certificate" shall mean, individually and collectively, Type
      --------------------
Certificate Number 2A3 originally issued by the FAA to Mooney Aircraft and reissued by the FAA to

Debtor and each other Type Certificate or supplement thereto issued by the FAA to Debtor pursuant to the Federal Aviation Act Laws certifying that the type design of certain aircraft models which are the subject of such Type Certificate comply with the requirements of the Federal Aviation Act Laws, as the same now exists or may hereafter be amended, modified, supplemented, renewed, reissued or replaced.

1.14 "FAA Type Certificate Collateral" shall have the meaning set forth in
      -------------------------------
Section 2.1 hereof.

1.15 "Federal Aviation Act Laws" shall mean Title 49 of the United States Code,
      -------------------------
as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.16 "GAAP" shall mean generally accepted accounting principles in the United
      ----
States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.

1.17 "Hazardous Materials" shall mean any hazardous, toxic or dangerous
      -------------------
substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

1.18 "Kerrville Taxing Authority Notes" shall mean, collectively (as the same
      --------------------------------
now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced), the following: the Promissory Note, dated of even date herewith, made by AASI payable to the order of the Kerrville Independent School District and the Centerpoint Independent School District in the original principal amount of $465,876.891, and the Promissory Note, dated of even date herewith, made by AASI payable to the order of the City of Kerrville, Texas and the County of Kerrville, Texas in the original principal amount of $172,299.76; each sometimes being referred to herein individually as a "Kerville Taxing Authority Note."

1.19 "Mooney Airplane Purchase Agreements" shall have the meaning given to such
      -----------------------------------
term in the Assignment and Assumption Agreement as amended by Amendment No. 2 to Assignment Agreements, dated of even date herewith, among Secured Party, Debtor and AASI.

1.20 "Production Certificate" shall mean a Production Certificate issued by the
      ----------------------
FAA to Debtor pursuant to the Federal Aviation Act Laws certifying that the manufacturing and production capabilities of Debtor to manufacture, produce and deliver airworthy aircraft and comply with the requirements of the FAA Aviation Act Laws, as the same now exists or may hereafter be amended, modified, supplemented, renewed, reissued or replaced.

1.21 "Proprietary Tooling" shall mean all of Debtor's now owned and hereafter
      -------------------
acquired tools, molds, jigs and dies which are used solely for the manufacture of aircraft of the model and pursuant to the type design therefor which are the subject of a Type Certificate.

1.22 "Person" or "person" shall mean any individual, sole proprietorship,
      ------      ------
partnership, corporation (including any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.23 "Records" shall mean all of Debtor's present and future books of account of
      -------
every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the FAA Type Certificate Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including, without limitation, any rights with respect to the foregoing maintained with or by any other person).

1.24 "Trademarks" shall mean all of Debtor's now existing or hereafter acquired
      ----------
right, title, and interest in and to: all of Debtor's trademarks, tradenames, trade styles and service marks and all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country, together with all rights and privileges arising under applicable law with respect to Debtor's use of any trademarks, tradenames, trade styles and service marks, and all reissues, extensions, continuation and renewals thereof; and all prints and labels on which such trademarks, tradenames, tradestyles and service marks appear, have appeared or will appear, and all designs and general intangibles of a like nature; the goodwill of the business symbolized by each of such trademarks, including, without limitation, all customer lists and other records relating to the distribution of products or services bearing any such trademarks; all income, fees, royalties and other payments at any time due or payable with respect thereto, including, without limitation, payments under all licenses at any time entered into in connection therewith; the right to sue for past, present and future infringements thereof; all rights corresponding thereto throughout the world; and any and all other proceeds of any of the foregoing, including, without limitation, damages and payments or claims by Debtor against third parties for past or future infringement of any such trademarks.

1.25 "UCC" shall mean the Uniform Commercial Code as in effect in the State of
      ---
Texas, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Texas on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Secured Party may otherwise determine).

2.   GRANT OF SECURITY INTEREST
     --------------------------

2.1  Grant of Security Interest. To secure payment and performance of all
     --------------------------
Deferred Purchase Price Obligations, Debtor hereby grants to Secured Party a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Secured Party as security, the following property and interests in property of Debtor, and, wherever located (collectively, the "FAA Type Certificate Collateral"):

(a)  all FAA Certificates;

(b) all present and future documents, agreements, instruments, contracts or general intangibles in any way related to the FAA Certificates, including, without limitation, the Type Certificates, together with the underlying specifications, other data and other tangible and intangible property or property rights related thereto;

(c)  all Proprietary Tooling and all other Equipment;

(d)  all Trademarks;

(e)  all Records; and

(f) all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

2.2  Perfection of Security Interests.
     --------------------------------

(a) Debtor irrevocably and unconditionally authorizes Secured Party (or its agent) to file at any time and from time to time such financing statements with respect to the FAA Type Certificate Collateral naming Secured Party or its designee as the secured party and Debtor as debtor, as Secured Party may require, and including any other information with respect to Debtor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Secured Party may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Debtor hereby ratifies and approves all financing statements naming Secured Party or its designee as secured party and Debtor as debtor with respect to the FAA Type Certificate Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Secured Party prior to the date hereof and ratifies and confirms the authorization of Secured Party to file such financing statements (and amendments, if any). Debtor hereby authorizes Secured Party to adopt on behalf of Debtor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Secured Party or its designee as the secured party and Debtor as debtor includes assets and properties of Debtor that do not at any time constitute FAA Type Certificate Collateral, whether hereunder, under any of the other Assignment Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by Debtor to the extent of the FAA Type Certificate Collateral included in such description and it shall not render the financing statement ineffective as to any of the FAA Type Certificate Collateral or otherwise affect the financing statement as it applies to any of the FAA Type Certificate Collateral. In no event shall Debtor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Secured Party or its designee as secured party and Debtor as debtor.

(b) Debtor does not have any FAA Type Certificate Collateral in the custody, control or possession of a third party as of the date hereof. Except with respect to Equipment to the extent permitted by Section 3.1(e) hereof, Debtor shall at all times maintain the FAA Type Certificate Collateral at Debtor's location at Louis Schreiner Field, Kerrville, Texas 78029, except for any such FAA Type Certificate Collateral that Secured Party may perfect by possession.

(c) Debtor shall take any other actions reasonably requested by Secured Party from time to time to cause the attachment, perfection and first priority of, and the ability of Secured Party to enforce, the security interest of Secured Party in any and all of the FAA Type Certificate Collateral, including, without limitation, executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Debtor's signature thereon is required therefor, causing Secured Party's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, the security interest of Secured Party in such FAA Type Certificate Collateral, complying with any provision of any statute, regulation or treaty of the United States as to any FAA Type Certificate Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, the security interest of Secured Party in such FAA Type Certificate Collateral, obtaining the consents and approvals of any governmental authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on FAA Type Certificate Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

3.   COLLATERAL COVENANTS
     --------------------

(a)  Equipment Covenants. With respect to the Equipment: upon Secured Party's
     -------------------
request, Debtor shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Secured Party may request on or after an Event of Default, deliver or cause to be delivered to Secured Party written appraisals as to the Equipment in form, scope and methodology acceptable to Secured Party and by an appraiser acceptable to Secured Party, addressed to Secured Party and upon which Secured Party is expressly permitted to rely; Debtor shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); Debtor shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; the Equipment is and shall be used in Debtor's business and not for personal, family, household or farming use; Debtor shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Debtor or to move Equipment directly from one location set forth or permitted herein to another such location; the Equipment is now and shall remain personal property and Debtor shall not permit any of the Equipment to be or become a part of or affixed to real property; and Debtor assumes all responsibility and liability arising from the use of the Equipment.

(b)  Power of Attorney. Debtor hereby irrevocably designates and appoints
     -----------------
Secured Party (and all persons designated by Secured Party) as Debtor's true and lawful attorney-in-fact, and authorizes Secured Party, in Debtor's or Secured Party's name, to: at any time an Event of Default exists or has occurred and is continuing demand payment on the FAA Type Certificate Collateral, exercise all of Debtor's rights and remedies to collect on any FAA Type Certificate Collateral, execute all agreements, documents, instruments of assignment, licenses or other papers for the purpose of transferring, licensing, assigning, selling or otherwise disposing of Debtor's right, title and interest in and to any FAA Type Certificate, and do all acts and things which are necessary, in Secured Party's determination, to fulfill Debtor's obligations under this Agreement and the other Assignment Agreements and at any time to take control in any manner of any item of payment constituting FAA Type Certificate Collateral or otherwise received in or for deposit in any deposit accounts maintained by Debtor or otherwise received by Secured Party. DEBTOR HEREBY RELEASES SECURED PARTY AND ITS OFFICERS, EMPLOYEES AND DESIGNEES FROM ANY LIABILITIES ARISING FROM ANY ACT OR ACTS, WHETHER ARISING FROM SECURED PARTY'S NEGLIGENCE OR OTHERWISE, UNDER THIS POWER OF ATTORNEY AND IN FURTHERANCE THEREOF, WHETHER OF OMISSION OR COMMISSION, EXCEPT AS A RESULT OF SECURED PARTY'S OWN GROSS NEGLIGENCE OR WILFUL MISCONDUCT AS DETERMINED PURSUANT TO A FINAL NON-APPEALABLE ORDER OF A COURT OF COMPETENT JURISDICTION.

(c)  Right to Cure. Secured Party may, at its option, upon notice to Debtor,
     -------------
cure any default by Debtor under any material agreement with a third party that affects the FAA Type Certificate Collateral, its value or the ability of Secured Party to collect, sell or otherwise dispose of the FAA Type Certificate Collateral or the rights and remedies of Secured Party therein or the sell or otherwise dispose of the FAA Type Certificate Collateral or the rights and remedies of Secured Party therein or the ability of Debtor to perform its obligations hereunder or under the other Assignment Agreements, pay or bond on appeal any judgment entered against Debtor, discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the FAA Type Certificate Collateral and pay any amount, incur any expense or perform any act which, in Secured Party's judgment, is necessary or appropriate to preserve, protect, insure or maintain the FAA Type Certificate Collateral and the rights of Secured Party with respect thereto. Secured Party may add any amounts so expended to the Deferred Purchase Price Obligations, such amounts to be repayable by Debtor on demand. Secured Party shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Debtor. Any payment made or other action taken by Secured Party under this Section 3.3 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

(d) Access to Premises. From time to time as requested by Secured Party, at the
    ------------------
cost and expense of Debtor, Secured Party or its designee shall have complete access to all of Debtor's premises during normal business hours and after notice to Debtor, or at any time and without notice to Debtor if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the FAA Type Certificate Collateral and all of Debtor's books and records, including, without limitation, the Records, and Debtor shall promptly furnish to Secured Party such copies of such books and records or extracts therefrom as Secured Party may request, and use during normal business hours such of Debtor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the realization of FAA Type Certificate Collateral.

4.   REPRESENTATIONS, WARRANTIES AND COVENANTS
     -----------------------------------------

     Debtor hereby represents, warrants and covenants with and to Secured Party the following (all such representations, warranties and covenants continuing so long as any of the Deferred Purchase Obligations are outstanding):

4.1 Deferred Purchase Price. Debtor agrees to promptly pay and perform all
    -----------------------
obligations when due in respect of the Deferred Purchase Price Obligations pursuant to the Assignment and Assumption Agreement and in accordance with the terms and conditions of this Agreement, the AASI Secured Notes and the other Assignment Agreements.

4.2 Corporate Existence; Power and Authority. Debtor is a corporation duly
    ----------------------------------------
organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Debtor's financial condition, results of operation or business or the rights of Secured Party in or to any of the FAA Type Certificate Collateral. The execution, delivery and performance of this Agreement, the other Assignment Agreements and the transactions contemplated hereunder and thereunder are all within Debtor's corporate powers, have been duly authorized, are not in contravention of law or the terms of Debtor's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Debtor is a party or by which Debtor or its property are bound and will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of Debtor. This Agreement and the other Assignment Agreements constitute legal, valid and binding obligations of Debtor enforceable in accordance with their respective terms.

4.3  Name; State of Organization; Chief Executive Office; Collateral Locations.
     -------------------------------------------------------------------------

(a) The exact legal name of Debtor is as set forth on the signature page of this Agreement. Except as set forth on Schedule 4.3 hereto, Debtor has not, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business.

(b) Debtor is an organization of the type and organized in the jurisdiction set forth on Schedule 4.3 hereto. Schedule 4.3 hereto accurately sets forth the organizational identification number of Debtor or accurately states that Debtor has none and accurately sets forth the federal employer identification number of Debtor.

(c) The chief executive office and mailing address of Debtor and Debtor's books and records are located only at the address identified as such in
Schedule 4.3 hereto and its only other places of business and the only other locations of the assets and properties of Debtor, if any, are the addresses set forth in Schedule 4.3 hereto.

4.4  Maintenance of Existence.
     ------------------------

(a) Debtor shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted.

(b) Debtor shall not change its name unless each of the following conditions is satisfied: Secured Party shall have received not less than thirty
(30) days' prior written notice from Debtor of such proposed change in its corporate name, which notice shall accurately set forth the new name; and Secured Party shall have received a copy of the amendment to the Certificate of Incorporation of Debtor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of Debtor promptly after it is available.

(c) Debtor shall not change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Secured Party shall have received not less than thirty (30) days' prior written notice from Debtor of such proposed change, which notice shall set forth such information with respect thereto as Secured Party may require and Secured Party shall have received such agreements as Secured Party may reasonably require in connection therewith. Debtor shall not change its type of organization, jurisdiction of organization or other legal structure.

4.5 Priority of Liens; Title to Properties. The security interests and liens
    --------------------------------------
granted to Secured Party under this Agreement and the other Assignment Agreements constitute and shall constitute valid and perfected first priority liens and security interests in and upon the FAA Type Certificate Collateral, which is not subject any other liens or security interests, other than liens in favor of the Kerrville Independent School District, the Centerpoint Independent School District, the City of Kerrville, Texas and the County of Kerrville, Texas, securing the payment of the Kerrville Taxing Authority Notes as in effect on the date hereof and ad valorem taxes not overdue.

4.6 Tax Returns. Debtor has filed, or caused to be filed, in a timely manner all
    -----------
tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Debtor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Debtor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

4.7 Litigation. There is no present investigation by any governmental authority
    ----------
pending, or to the best of Debtor's knowledge threatened, against or affecting Debtor, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Debtor's knowledge threatened, against Debtor or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Debtor would result in any material adverse change in the assets, business or prospects of Debtor or would impair the ability of Debtor to perform its obligations hereunder or under any of the other Assignment Agreements to which it is a party or of Secured Party to enforce any Deferred Purchase Price Obligations or realize upon any FAA Type Certificate Collateral.

4.8 Compliance with Other Agreements and Applicable Laws. Except as set forth on
    ----------------------------------------------------
Schedule 4.8 hereto, Debtor is not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Debtor is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

4.9  Environmental Compliance.
     ------------------------

(a) Except as set forth on Schedule 4.9 hereto, Debtor has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Debtor complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

(b) Except as set forth on Schedule 4.9 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of Debtor's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Debtor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Debtor or its business, operations or assets or any properties at which Debtor has transported, stored or disposed of any Hazardous Materials.

(c) Debtor has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

(d) Debtor has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Debtor under any

Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

4.10 Aircraft.
     --------

(a) Upon consummation of the transactions contemplated by the Mooney Airplane Purchase Agreements, Debtor shall have all necessary FAA Certificates, other than the Production Certificate which Debtor shall obtain as promptly as possible after the date hereof, Proprietary Tooling, material agreements, material license agreements and intellectual property rights necessary in connection with the design, manufacture, testing, sale or use of aircraft in the ordinary course of its business as presently conducted or proposed to be conducted and in accordance with all material requirements of Federal Aviation Act Laws and other applicable laws and regulations.

(b) Debtor has not received any notice or citation for non-compliance with any FAA Certificates or any Federal Aviation Act Laws in connection with the design, manufacture, testing, sale and/or use of aircraft in the ordinary course of its business as presently conducted or proposed to be conducted.

4.11 Compliance with Laws, Regulations, Etc.
     ---------------------------------------

(a) Debtor shall at all times comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it including, without limitation, any FAA Type Certificate(s), Production Certificates and Air Worthiness Certificates and duly observe all requirements of any foreign, Federal, State or local governmental authority applicable to it, including, without limitation, all Environmental Laws and all Federal Aviation Act Laws.

(b) Debtor shall establish and maintain, at its expense, a system to assure and monitor its continued compliance in all material respects with all Federal Aviation Act Laws and all FAA Certificates in all aspects of designing, manufacturing, testing, selling and operating any Aircraft, which system shall include periodic reviews of such compliance by employees or agents of Debtor who are familiar with the requirements of the Federal Aviation Act Laws and all FAA Certificates. At Secured Party's request, copies of all manuals, compliance surveys and results of investigations conducted by the FAA or notices received by Debtor from the FAA shall be promptly furnished, or caused to be furnished, by Debtor to Secured Party. Debtor shall take prompt and appropriate action to respond to any non-compliance with any of the Federal Aviation Act Laws or the FAA Certificates.

(c) Debtor shall establish and maintain, at its expense, a system to assure and monitor its continued compliance with all Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of Debtor who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Debtor to Secured Party. Debtor shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Secured Party on such response.

(d) Debtor shall give both oral and written notice to Secured Party immediately upon Debtor's receipt of any notice of, or Debtor's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by Debtor or (B) the release, spill or discharge, threatened or actual, of any

Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects Debtor or its business, operations or assets or any properties at which Debtor transported, stored or disposed of any Hazardous Materials.

(e) Without limiting the generality of the foregoing, whenever Secured Party reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of Debtor in order to avoid any material non-compliance, with any Environmental Law, Debtor shall, at Secured Party's request and Debtor's expense: (i) cause an independent environmental engineer acceptable to Secured Party to conduct such tests of the site where Debtor's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Secured Party a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Secured Party a supplemental report of such engineer whenever the scope of such non-compliance, or Debtor's response thereto or the estimated costs thereof, shall change in any material respect.

(f) Debtor shall indemnify and hold harmless Secured Party, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Debtor and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 4.12 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

4.12 Payment of Taxes and Claims. Debtor shall, and shall cause any subsidiary
     ---------------------------
to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Debtor or such subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Debtor shall be liable for any tax or penalties imposed on Secured Party as a result of this Agreement or the Assignment Agreements and Debtor agrees to indemnify and hold Secured Party harmless with respect to the foregoing, and to repay to Secured Party on demand the amount thereof, and until paid by Debtor such amount shall be added and deemed part of the Deferred Purchase Price Obligations; provided, that, nothing contained herein shall be construed to require Debtor to pay any income or franchise taxes attributable to the income of Secured Party from any amounts charged or paid hereunder to Secured Party. The foregoing indemnity shall survive the payment of the Deferred Purchase Price Obligations and the termination of any of the Assignment Agreements.

4.13 Insurance. Debtor shall, and shall cause any Subsidiary to, at all times,
     ---------
maintain with financially sound and reputable insurers insurance with respect to the FAA Type Certificate Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Secured Party as to form, amount and insurer. Debtor shall furnish certificates, policies or endorsements to Secured Party as Secured Party shall require as proof of such insurance, and, if Debtor fails to do so, Secured Party is authorized, but not required, to obtain such insurance at the expense of Debtor. All policies shall provide for at least thirty (30) days prior written notice to Secured Party of any cancellation or reduction of coverage and that Secured Party may act as attorney for Debtor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Debtor shall cause Secured Party to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Debtor shall obtain non-contributory Secured Party's loss payable endorsements to all insurance policies in form and substance satisfactory to Secured Party. Such Secured Party's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Secured Party as its interests may appear and further specify that Secured Party shall be paid regardless of any act or omission by Debtor or any of its Affiliates. At its option, Secured Party may apply any insurance proceeds received by Secured Party at any time to the cost of repairs or replacement of the FAA Type Certificate Collateral and/or to payment of the Deferred Purchase Price Obligations, whether or not then due, in any order and in such manner as Secured Party may determine or hold such proceeds as cash collateral for the Deferred Purchase Price Obligations.

4.14 Financial Statements and Other Information. Debtor shall keep proper books
     ------------------------------------------
and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the FAA Type Certificate Collateral and the business of Debtor and its subsidiaries (if any) in accordance with GAAP. Any documents, schedules, invoices or other papers delivered to Secured Party may be destroyed or otherwise disposed of by Secured Party one (1) year after the same are delivered to Secured Party, except as otherwise designated by Debtor to Secured Party in writing.

4.15 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Debtor shall not,
     -------------------------------------------------------
directly or indirectly, merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or sell, assign, lease, transfer, abandon or otherwise dispose of any capital stock or indebtedness to any other Person or any of its assets to any other Person, except for sales of inventory in the ordinary course of business, or form or acquire any subsidiaries, or wind up, liquidate or dissolve or agree to do any of the foregoing.

4.16 Encumbrances. Debtor shall not create, incur, assume or suffer to exist any
     ------------
security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on the any of the FAA Type Certificate Collateral, other than liens in favor of Kerrville Independent School District, Centerpoint Independent School District, the City of Kerrville, Texas and the County of Kerrville, Texas, securing the payment of Kerrville Taxing Authority Notes as in effect on the date hereof and ad valorem taxes not overdue.

4.17 Costs and Expenses. Debtor shall pay, or cause to be paid, to Secured Party
     ------------------
on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Deferred Purchase Price Obligations, Secured Party's rights in the FAA Type Certificate Collateral, this Agreement, the other Assignment Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: all costs and expenses of filing or recording (including UCC financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); insurance premiums, appraisal fees and search fees; costs and expenses of preserving and protecting the FAA Type Certificate Collateral; costs and expenses paid or incurred in connection with obtaining payment of the Deferred Purchase Price Obligations, enforcing the security interests and liens of Secured Party, selling or otherwise realizing upon the FAA Type Certificate Collateral, and otherwise enforcing the provisions of this Agreement and the other Assignment Agreements or defending any claims made or threatened against Secured Party arising out of the transactions contemplated hereby and thereby

(including preparations for and consultations concerning any such matters); and the fees and disbursements of counsel (including legal assistants) to Secured Party in connection with any of the foregoing.

4.18 Further Assurances. At the request of Secured Party at any time and from
     ------------------
time to time, Debtor shall, at its expense, at any time or times duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the FAA Type Certificate Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Assignment Agreements. Where permitted by law, Debtor hereby authorizes Secured Party to execute and file one or more UCC financing statements signed only by Secured Party.

4.19 Accuracy and Completeness of Information. All information furnished by or
     ----------------------------------------
on behalf of Debtor in writing to Secured Party in connection with this Agreement or any of the other Assignment Agreements or any transaction contemplated hereby or thereby is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Debtor, which has not been fully and accurately disclosed to Secured Party in writing.

4.20 Survival of Warranties; Cumulative. All representations and warranties
     ----------------------------------
contained in this Agreement or any of the other Assignment Agreements shall survive the execution and delivery of this Agreement. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Debtor shall now or hereafter give, or cause to be given, to Secured Party.

5.   EVENTS OF DEFAULT AND REMEDIES
     ------------------------------

5.1 Events of Default. The occurrence or existence of any one or more of the
    -----------------
following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

(a) Debtor fails to pay when due any of the Deferred Purchase Price Obligations or fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Assignment Agreements;

(b) any representation, warranty or statement of fact made by Debtor to Secured Party in this Agreement, the other Assignment Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

(c) Debtor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

(d) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Debtor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Debtor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(e) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Debtor or for all or any part of its property; or

(f) any default by Debtor in respect any indebtedness (other than indebtedness owing to Secured Party), in any case in an amount in excess of $250,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Debtor under any material agreement, which default continues for more than the applicable cure period, if any, with respect thereto; or

(g) any material provision hereof or of any of the other Assignment Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Secured Party) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the Assignment Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the Assignment Agreements shall cease to be a valid and perfected first priority security interest in any of the FAA Type Certificate Collateral purported to be subject thereto (except as otherwise permitted herein or therein); or

(h)             any change of control of Debtor occurs; or

(i) there shall be a material adverse change in the business, assets or prospects of Debtor after the date hereof; or

(j)             there shall be an event of default under any of the Assignment
Agreements.

5.2  Remedies.
     --------

(a) At any time an Event of Default exists or has occurred, Secured Party shall have all rights and remedies provided in this Agreement, the Assignment Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Debtor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Secured Party hereunder, under any of the Assignment Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Secured Party's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Debtor of this Agreement or any of the Assignment Agreements. Secured Party may, at any time or times, proceed directly against Debtor to collect the Deferred Purchase Price Obligations or any of the FAA Type Certificate Collateral.

(b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Secured Party may, in its discretion and, without limitation, accelerate the payment of all Deferred Purchase Price Obligations and demand immediate payment thereof to Secured Party (provided,
                                                                   --------
that, upon the occurrence of any Event of Default described in Sections 5.1(d)
----
and 5.1(e), all Deferred Purchase Price Obligations shall automatically become immediately due and payable), with or without judicial process or the aid or assistance of others, enter upon any premises of Debtor on or in which any of the FAA Type Certificate Collateral may be located, or collect, foreclose, receive, appropriate, setoff and realize upon any and all FAA Type Certificate Collateral.

(c) Secured Party may apply the cash proceeds of FAA Type Certificate Collateral actually received by Secured Party from any sale, lease, foreclosure or other disposition of the FAA Type Certificate Collateral to payment of the Deferred Purchase Price Obligations, in whole or in part and in such order as Secured Party may elect, whether or not then due. Debtor shall remain liable to Secured Party for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including, without limitation, attorneys' fees and legal expenses.

6.   JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW
     ------------------------------------------------------------

6.1  Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.
     ---------------------------------------------------------------------

(a) The validity, interpretation and enforcement of this Agreement and the other Assignment Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Texas but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Texas.

(b) Debtor and Secured Party irrevocably consent and submit to the non-exclusive jurisdiction of the District Court of the State of Texas and the United States District Court for the Northern District of Texas and waives any objection based on venue or forum non conveniens with respect to any action
                            ----- --- ----------
instituted therein arising under this Agreement or any of the other Assignment Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Assignment Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Secured Party shall have the right to bring any action or proceeding against Debtor or its property in the courts of any other jurisdiction which Secured Party deems necessary or appropriate in order to realize on the FAA Type Certificate Collateral or to otherwise enforce its rights against Debtor or its property).

(c) Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Secured Party's option, by service upon Debtor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Debtor shall appear in answer to such process, failing which Debtor shall be deemed in default and judgment may be entered by Secured Party against Debtor for the amount of the claim and other relief requested.

(d) DEBTOR AND SECURED PARTY EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER ASSIGNMENT AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER ASSIGNMENT

AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. DEBTOR AND SECURED PARTY EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT DEBTOR OR SECURED PARTY MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)             SECURED PARTY SHALL NOT HAVE ANY LIABILITY TO DEBTOR (WHETHER
IN TORT, CONTRACT, EQUITY OR OTHERWISE) FOR LOSSES SUFFERED BY DEBTOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER ASSIGNMENT AGREEMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH, WHETHER ARISING FROM SECURED PARTY'S OWN NEGLIGENCE OR OTHERWISE, UNLESS IT IS DETERMINED BY A FINAL AND NON-APPEALABLE JUDGMENT OR COURT ORDER BINDING ON SECURED PARTY, THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SECURED PARTY. IN ANY SUCH LITIGATION, SECURED PARTY SHALL BE ENTITLED TO THE BENEFIT OF THE REBUTTABLE PRESUMPTION THAT IT ACTED IN GOOD FAITH AND WITH THE EXERCISE OF ORDINARY CARE IN THE PERFORMANCE BY IT OF THE TERMS OF THIS AGREEMENT AND THE OTHER ASSIGNMENT AGREEMENTS. EXCEPT AS PROHIBITED BY LAW, DEBTOR WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION WITH SECURED PARTY ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. DEBTOR: CERTIFIES THAT NEITHER SECURED PARTY NOR ANY REPRESENTATIVE, AGENT OR ATTORNEY ACTING FOR OR ON BEHALF OF SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE ANY OF THE WAIVERS PROVIDED FOR IN THIS AGREEMENT OR ANY OF THE OTHER ASSIGNMENT AGREEMENTS AND ACKNOWLEDGES THAT IN ENTERING INTO THIS AGREEMENT AND THE OTHER ASSIGNMENT AGREEMENTS, SECURED PARTY IS RELYING UPON, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS SET FORTH HEREIN AND THEREIN.

7.   MISCELLANEOUS
     -------------

7.1  Interpretative Provisions.
     -------------------------

(a) All terms used herein which are defined in Article 1 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

(b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c) All references to Debtor and Secured Party pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

(d) All references to the term "good faith" used herein when applicable to Secured Party shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Debtor shall have the burden of proving any lack of good faith on the part of Secured Party alleged by Debtor at any time.

(e) An Event of Default shall exist or continue or be continuing until such Event of Default is waived or is cured in a manner satisfactory to Secured Party, if such Event of Default is capable of being cured as determined by Secured Party.

(f) This Agreement and the other Assignment Agreements are the result of negotiations among and have been reviewed by counsel to Secured Party and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Assignment Agreements shall not be construed against Secured Party merely because of Secured Party's involvement in their preparation.

7.2 Notices. All notices, requests and demands hereunder shall be in writing and
    -------
deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section 7.2):

      If to Debtor:                   Mooney Airplane Company, Inc.
                                      Louis Schreiner Field
                                      Kerrville, Texas 78028
                                      Attention: Mr. J. Nelson Happy, Esq.
                                      Telephone No.: (830) 896-6000
                                      Telecopy No.: (830) 896-8180

               with a copy to:        Patrick Hughes, Esq.
                                      Haynes & Boone LLP 1000
                                      Louisiana Street, Suite
                                      4300 Houston, Texas 77002
                                      Telephone No.: 713-547-2550
                                      Telecopy No.: 713-236-5401

      If to Secured Party:            Congress Financial Corporation (Southwest)
                                      1201 Main Street, Suite 1625
                                      Dallas, Texas 75202
                                      Attention: Regional Portfolio Manager
                                      Telecopy No.: (214) 718-9148

               with a copy to:        Congress Financial Corporation
                                      1133 Avenue of the Americas
                                      New York, New York 10036
                                      Attention: Mr. Mark Fagnani
                                      Telecopy No. (212) 840-6259
       with an additional copy to:  Otterbourg, Steindler, Houston & Rosen, P.C.
                                    230 Park Avenue
                                    New York, New York 10169
                                    Facsimile No. (212) 682-6104
                                    Attn:  Jonathan N. Helfat, Esq.


7.3 Partial Invalidity. If any provision of this Agreement is held to be invalid
    ------------------
or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

7.4 Successors. This Agreement, the other Assignment Agreements and any other
    ----------
document referred to herein or therein shall be binding upon Debtor and its successors and assigns and inure to the benefit of and be enforceable by Secured Party and its successors and assigns, except that Debtor may not assign its rights under this Agreement, the other Assignment Agreements and any other document referred to herein or therein without the prior written consent of Secured Party.

7.5 Entire Agreement. This Agreement, the other Assignment Agreements, any
    ----------------
supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

7.6 Nonapplicability of Chapter 346. Debtor and Secured Party hereby agree that,
    -------------------------------
except for Section 346.004 thereof, the provisions of Chapter 346 of the Texas Finance Code (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to this Agreement or any of the other Assignment Agreements.

7.7 DTPA WAIVER. DEBTOR AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN
    -----------
SELECTION, HEREBY VOLUNTARILY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES -- CONSUMER PROTECTION ACT (TEX. BUS. & COM. CODE ANN. (S) 17.41 ET
                                                                           --
SEQ., A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. DEBTOR HEREBY
----
EXPRESSLY WARRANTS AND REPRESENTS THAT DEBTOR (A) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO SECURED PARTY AND (B) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

7.8 ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER ASSIGNMENT
    ---------------------------
AGREEMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

7.9 Counterparts, Etc. This Agreement or any of the other Assignment Agreements
    -----------------
may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Assignment Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Assignment Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Debtor has caused these presents to be duly executed as of the day and year first above written.

                                           MOONEY AIRPLANE COMPANY, INC.

                                           By:_________________________________

                                           Title:______________________________

                                           Chief Executive Office:
                                           ----------------------

                                           Louis Schreiner Field
                                           Kerrville, Texas 78028